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                                                                   EXHIBIT 10.22

                                 March 22, 1999


Jim Hornthal                           Direct dial  650.569.2187
Preview Travel, Inc.
747 Front Street                            Email tharmon@excitecorp.com
San Francisco, California  94111


                         Re:  Amendment of
                              -------------
                              Restated and Amended Excite/Preview Travel -
                              --------------------------------------------
                              Travel Channel Agreement
                              ------------------------

Dear Mr. Hornthal:

        As of March 12, 1998, Preview Travel, Inc. ("Preview Travel") and Excite, Inc. ("Excite") entered into a Restated and Amended Excite/Preview Travel - Travel Channel Agreement (the "Agreement") which, among other things, provides for the display of Preview Travel's content, as well as promotion of Preview Travel, on the "Excite Site" and the "WebCrawler Site."

        Preview Travel and Excite now wish to amend the Agreement in accordance with the following terms of this letter agreement (the "First Amendment"), effective March 19, 1999 (the 'First Amendment Effective Date").

        By executing this First Amendment, the parties agree that:

        1. Subject to the requirement that Preview Travel pay such amended quarterly revenue guarantee payment for the period of January 1, 1999 through March 31, 1999 ("Year 2/Q2") upon execution of this First Amendment but in no event later than March 25, 1999, the parties hereby agree to amend Section 9.2 of the Agreement to reduce the Year 2/Q2 revenue guarantee payment from one million dollars ($1,000,000) to five hundred thousand dollars ($500,000). The parties acknowledge that such a reduction will reduce the total Year 2 revenue guarantee to three million five hundred thousand dollars ($3,500,000) and the total revenue guarantee of Section 9.2 will be reduced to twenty-two million five hundred thousand dollars ($22,500,000).

        2. Furthermore, the parties hereto agree to negotiate in good faith to restructure the terms of their relationship and the Agreement and to execute an associated amendment or a new contract based on mutually agreed upon
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            modifications prior to April 30, 1999. The parties acknowledge that the Agreement, as amended by this First Amendment, will remain in effect unless such a superseding written modification is executed by the parties or the Agreement is terminated as provided in Section 12 of the Agreement.

        3. With the exception of the changes set forth above, all other provisions of the Agreement will remain unchanged, and this First Amendment and the terms and conditions of the Agreement are to be read together as if a single document.


        If this letter accurately reflects the terms of our First Amendment to the Agreement, please execute this letter in the space provided below and return, to my attention, the original, fully-executed letter and the $500,000 revenue guarantee payment for Year 2/Q2.


                                 Very truly yours,


                                 /s/ Tod C. Harmon
                                 Tod C. Harmon
                                 Vice President
                                 Sales Finance and Operations



Agreed and accepted by Preview Travel, Inc.:

/s/ James J. Hornthal
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Signature


JAMES J. HORNTHAL, CHAIRMAN
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Name


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Title



cc:  Ken Polowski